UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2012

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-14795	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Boyle Building, 2nd Floor

31 Queen Street

Hamilton, Bermuda HM 11

(Address of principal executive offices, including zip code)

(441) 296-8560

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) 12 under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) 12 under the Securities Act (17 CFR 240.13e-2(c))

Item 8.01.	Other Events.

On April 30, 2012, American Safety Holdings Corp, a Georgia corporation and a wholly-owned subsidiary of the Registrant (“ASHC”), entered into a definitive Stock Purchase Agreement with Pearlstein Associates, LLC., a South Carolina limited liability company (“Seller”), and Bluestone Agency, Inc., an Arizona corporation (“Bluestone”), a specialty provider of commercial and contract surety bonds. Pursuant to the terms of the Agreement, ASHC will purchase from Seller 100% of the issued and outstanding capital stock of Bluestone and its subsidiary, Bluestone Surety, Ltd., a Cayman Island captive insurer. The purchase price will be paid by ASHC out of existing funds. The transaction is expected to close at the end of the second quarter and is subject to regulatory approval and other standard conditions.

On April 30, 2012, the Registrant issued a press release announcing the Agreement. A copy of the press release is attached as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished herewith:

Exhibit No.	Description

99.1	Press Release of American Safety Insurance Holdings, Ltd. issued April 30, 2011 announcing execution of a definitive Stock Purchase Agreement for the purchase of Bluestone Agency, Inc. from Pearlstein Associates, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
Registrant

Date: April 30, 2012	By:	/s/ Stephen R. Crim
Stephen R. Crim
President/CEO